UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2015

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	858-794-8889
Not Applicable
___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 6, 2015, Halozyme Therapeutics, Inc. (the "Company") held its Annual Meeting of Stockholders. Of the 127,016,059 shares of the Company's common stock outstanding as of the record date, 102,988,300 shares were represented at the annual meeting.
The stockholders considered four proposals at the meeting, each of which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2015. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.
Proposal 1: Election of two Class II directors to hold office for a three-year term expiring at the 2018 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Names	Votes For	Withheld	Broker Non-Votes
Jean-Pierre Bizzari, M.D.	72,945,642	228,192	29,814,466
Randal J. Kirk	72,854,805	319,029	29,814,466
Each of the foregoing candidates were elected and each received affirmative votes from more than a majority of the outstanding shares.
Proposal 2: The advisory vote on the compensation of the Company's executive named officers was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
61,056,234	11,999,116	118,484	29,814,466
The foregoing proposal was approved.
Proposal 3: The vote on a proposal to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
102,718,975	100,692	168,633	—
The foregoing proposal was approved.
Proposal 4: The vote on a proposal to approve amendments to the Amended and Restated 2011 Stock Plan was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
71,206,696	1,876,363	90,775	29,814,466
The foregoing proposal was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

May 11, 2015	By:	/s/ Harry J. Leonhardt,, Esq.

	Name:	Harry J. Leonhardt,, Esq.
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary